         Exhibit 10.5

PLACEMENT AGENCY AGREEMENT

March 12, 2019

ThinkEquity, a division of Fordham Financial Management, Inc.
17 State Street, 22nd Floor New York, NY 10004

Taglich Brothers
790 New York Avenue
Huntington, NY 11743

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”) and the Transaction Documents (defined below), Bridgeline Digital, Inc., a Delaware corporation (the “Company”), hereby agrees to sell securities consisting of, (i) shares of Series C Convertible Preferred Stock, par value $0.001 per share with rights, preferences and privileges as set forth in the Certificate of Designations attached as Exhibit A (each a “Preferred Share” and collectively, the “Preferred Shares”), (ii) Series A warrants to purchase Common Stock (the “Series A Warrants”) in the form attached as Exhibit B; (iii) Series B warrants to purchase Common Stock in the form attached as Exhibit C (the “Series B Warrants”); and (iv) Series C warrants to purchase Common Stock in the form attached as Exhibit D (the “Series C Warrants” and together with the Series A Warrants and Series B Warrants, the “Warrants”), directly to various investors (each, an “Investor” and, collectively, the “Investors”) through ThinkEquity, a division of Fordham Financial Management, Inc. and Taglich Brothers Inc. (the “Placement Agents”), as placement agents. The Securities (as defined herein) shall be offered and sold pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “RRA”) shall be collectively referred to herein as the “Transaction Documents.” The Purchase Price to the Investors for each Preferred Share and related Warrants is $1,000. The exercise price to the Investors for each share of Common Stock issuable upon exercise of the Series A Warrants, Series B Warrants and Series C Warrants is $0.18, $0.18 and $0.001, respectively. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering (as defined below). The Shares, the Preferred Shares, the Warrants, the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are hereafter referred to as the “Securities”).

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agents shall be the exclusive Placement Agents in connection with the offering and sale by the Company of the Securities pursuant to Section 4(a)(2) under the Securities Act, with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agents will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agents or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agents shall act solely as the Company’s agent and not as principal. The Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) A cash fee equal to 8% of the gross proceeds received by the Company from the sale of the Securities at the Closing of the Offering to Investors; provided, however, the Company shall not be required to pay such fee for the existing investors of the Company or the investors set forth on Schedule A attached hereto.

(ii) The Company also agrees to pay to the Placement Agents $90,000 for out-of-pocket expenses; provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Placement Agents pursuant to Section 6 hereof.

(b) The Company hereby agrees to issue to the Placement Agents (and/or its designees) on the Closing Date, upon payment of $100.00 by the Placement Agents on the Closing Date, warrants (“Placement Agent’s Warrants”) to purchase that number of shares of Common Stock equal to 5% of the aggregate number of Shares placed in the Offering, plus any Shares underlying any convertible securities Placed in the Offering. The Placement Agent’s Warrants shall have the same terms, including exercise price and registration rights, as the Series A Warrants issued to investors in the Offering; provided, however, in the event no Warrants are issued to Investors, the exercise price of the Placement Agent’s Warrants shall be 110% of the price at which the Preferred Shares are sold to Investors provided, further that, in the event no Preferred Shares are issued to Investors, the exercise price of the Placement Agent’s Warrants shall be 110% of market price of the Company’s Common Stock on the Closing Date. The Placement Agent’s Warrant agreement, shall be exercisable, in whole or in part, commencing on the issuance date and will have the same terms as the Warrants issued to the Investors. The Placement Agents’ Warrant Agreement and the shares of Common Stock and Preferred Shares issuable upon exercise thereof are hereinafter referred to together as the “Placement Agents’ Securities.” The Placement Agent understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Placement Agents’ Warrant Agreement and the underlying Placement Agent’s Securities during the one hundred eighty (180) days after the Closing Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Placement Agents’ Warrant Agreement, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Closing Date to anyone other than (i) a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Placement Agents or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the Placement Agents’ Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Placement Agents may request.

(c) The term of the Placement Agents' exclusive engagement will be until the completion of the Offering (the “Exclusive Term”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon fifteen (15) days written notice to the other parties. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D)(i), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agents or their Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined herein) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

Section 2. Representations and Warranties. The Company represents and warrants to the Placement Agents, as of the date hereof and as of the Closing Date, all of the representations, warranties and agreements of the Company that were made by the Company to the Buyers (as defined in the Purchase Agreement) in Section 3 of the Purchase Agreement, and that such representations and warranties set forth in Section 3 thereof are hereby incorporated by reference herein. The Company agrees to all of the agreements and covenants in Section 4 of the Purchase Agreement with respect to the Placement Agents and that such agreements and covenants set forth in Section 4 thereof are incorporated by reference herein.

Section 3. Delivery and Payment. Each Closing shall occur at the offices of Gracin & Marlow, LLP, The Chrysler Building,405 Lexington Avenue, 26th Floor, New York, New York 10174 (or at such other place as shall be agreed upon by the Placement Agents and the Company) (“Placement Agent Counsel”). Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request at least one (1) business day before the time of purchase.

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Intentionally Omitted.

(b) Blue Sky Compliance. The Company will cooperate with the Placement Agents and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agents and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Transaction Documents. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agents may reasonably request for distribution of the Securities. The Company will advise the Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to the Transaction Documents and Other Matters. The Company will comply with the Securities Act and the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Transaction Documents. If, prior to the termination of the Offering, any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agents or counsel for the Placement Agents, it becomes necessary to amend or supplement the Transaction Documents in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Transaction Documents, the Company will promptly prepare and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment or supplement to the Transaction Documents that is necessary in order to make the statements therein as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Transaction Documents, as so amended or supplemented, will comply with law. Before amending or supplementing Transaction Documents in connection with the Offering, the Company will furnish the Placement Agents with a copy of such proposed amendment or supplement and will disseminate any such amendment or supplement to which the Placement Agents reasonably objects.

(d) Copies of any Amendments and Supplements to the Transaction Documents. The Company will furnish the Placement Agents, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Offering, as many copies of the Transaction Documents and any amendments and supplements thereto as the Placement Agents may reasonably request.

(e) Intentionally Omitted.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock and the Preferred Shares.

(g) Intentionally Omitted.

(h) Intentionally Omitted.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agents or the Investors reasonably deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agents and the Investors. The Company agrees that the Placement Agents may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j) No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k) Acknowledgment. The Company acknowledges that any advice given by the Placement Agents to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agents' prior written consent.

Intentionally Omitted.

Section 5. Conditions of the Obligations of the Placement Agents. The obligations of the Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) No Untrue Statements. The Placement Agents shall not have discovered and disclosed to the Company on or prior to the Closing Date that the SEC Filings contains an untrue statement of a fact which, in the opinion of Placement Agents’ Counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading..

(b) Compliance with Regulatory Requirements. No order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Transaction Documents, and the registration or exemption therefrom, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent Counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agents’ sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect (as defined in the Purchase Agreement).

(e) Opinion of Counsel for the Company. The Placement Agents shall have received on each Closing Date the favorable opinion of Disclosure Law Group, legal counsel to the Company, dated as of such Closing Date.

(f) Secretary’s Certificate. At the Closing Date, the Placement Agents shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date certifying: (i) that each of the Company’s charter, bylaws and Certificate of Designation is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate..

(g) Officer’s Certificate.. The Placement Agents shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agents shall be satisfied that, the signers of such certificate have reviewed this Agreement and the Transaction Documents and to the further effect that:

(h) Intentionally Omitted.

(i) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing. “Trading Market” means the Nasdaq Capital Market.

(j) Placement Agents’ Warrant Agreements. On or before the Closing Date, the Placement Agents shall have received executed copies of the Placement Agents’ Warrant Agreements, provided the Company has received the Placement Agents’ designees for such Warrant Agreements at least two (2) business days prior to Closing Date.

(k) Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Placement Agents executed copies of the Lock-Up Agreements from each of the Lock-Up Parties set forth in the Purchase Agreement.

(l) Additional Documents. On or before each Closing Date, the Placement Agents and counsel for the Placement Agents shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agents by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock and Preferred Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Transaction Documents, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Placement Agents, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agents of such qualifications, registrations and exemptions; (vii) the fees and expenses associated with including the Securities on the Trading Market; (viii) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; and (ix) the fees and expenses of the Placement Agents’ due diligence and legal counsel not to exceed $90,000; provided, however, if the Engagement Agreement (as defined herein) between the Company and ThinkEquity is terminated without an offering then such amount shall not exceed $90,000. The Advance of $15,000 paid by the Company in connection the Engagement Agreement, dated January 29, 2019 by and between the Company and ThinkEquity shall be applied towards the fees and expenses of the Placement Agents’ due diligence and legal counsel.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agents, their Affiliates and each person controlling the Placement Agents (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agents, their Affiliates and each such controlling person (the Placement Agents, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any Transaction Document or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Transaction Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided, however, that, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person's (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement.

(b)           Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agents, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions (as defined herein), in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agents (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable. “Action” means any action, suit, inquiry, notice of violation, proceeding or investigation affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

(c)           In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agents and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agents and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agents pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agents on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agents under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)           The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e)           The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agents, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent to:

ThinkEquity
17 State Street, 22nd Floor
New York, NY 10004
Attn: Mr. Eric Lord, Head of Investment Banking
Fax: (212) 349-2550
Email: notices@think-equity.com

With a copy to:

Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor New York, NY 101174
Facsimile: (212) 907-6457
Attention: Leslie Marlow, Esq.

If to the Company:

Bridgeline Digital, Inc.
100 Summit Drive
Burlington, MA 01803
Telephone: (781) 376-5555
Attention: Ari Kahn, CEO
E-mail: akahn@bridgeline.com

with a copy (for informational purposes only) to:

Disclosure Law Group, a Professional Corporation
600 West Broadway, Suite 700
San Diego, CA 92101
Telephone: (619) 272-7050
Facsimile: (619) 330-2101
Attention: Daniel W. Rumsey, Esq.
Email: drumsey@disclosurelawgroup.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Right of First Refusal. The Placement Agent shall have an irrevocable right of first refusal (the “Right of First Refusal”), to act as sole financial advisor, sole investment banker, sole book-runner, and/or sole placement agent, at the Placement Agent’s sole discretion, for each and every future public and private equity and debt offering (each, a “Subject Transaction”), during the six (6) month period after the Closing Date, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Placement Agents for such Subject Transactions. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Placement Agents.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its Affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its Affiliates and each other person, if any, controlling the Placement Agent or any of its Affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 14. General Provisions.

(a)           This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated January 29, 2019, as amended February 4, 2019 (the “Engagement Agreement”), between the Company and ThinkEquity shall continue to be effective and the terms therein shall continue to survive and be enforceable by the in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agents in accordance with its terms. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)           The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agents have acted at arms length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

Section 15. Fee Tail. ThinkEquity shall be entitled to the Placement Fee and Placement Agent’s Warrants with respect to any private or public financing or other capital raising transaction of any kind consummated within 24 months period of the termination or expiration of this Agreement with an investor whom ThinkEquity has, directly or indirectly, introduced to the Company in connection with the Offering or during the term of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BRIDGELINE DIGITAL, INC.
a Delaware corporation

By:
Name:
Title:

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

THINKEQUITY, A DIVISION OF FORDHAM FINANCIAL MANAGEMENT, INC.

By:
Name:
Title:

TAGLICH BROTHERS, INC.

By:
Name:
Title:

Schedule A

Excluded Investors